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                                   EXHIBIT 16

                         LETTER OF PRICE WATERHOUSE LLP



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                       [PRICE WATERHOUSE LLP LETTERHEAD]



April 6, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                                 Artecon, Inc.

We have read Item 4 of Artecon, Inc.'s Form 8-K dated March 31, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

/s/ PRICE WATERHOUSE LLP